EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Press Contact:
Joe Hassett	Joe Crivelli
Gregory FCA	Gregory FCA
610-228-2110	610-228-2100
joeh@gregcomm.com	joec@gregcomm.com

USA Technologies Comments on Resignation of Chairman and Chief Executive Officer George Jensen

MALVERN, PA, October 18, 2011 –USA Technologies, Inc. (NASDAQ: USAT), a leader of wireless, cashless payment and M2M telemetry solutions for self-serve, small ticket retailing industries, today issued the following additional information regarding the resignation of Chairman and CEO George Jensen on October 14, 2011.

Late last month, the Audit Committee of the Company’s Board of Directors was contacted with information suggesting that Mr. Jensen had been posting information about the Company on an online investor forum.  Kroll, Inc., the world’s leading risk consulting company, was engaged in order to assist with the investigation.

The investigation determined that Mr. Jensen had posted approximately 450 comments on the Yahoo message board primarily under the alias ‘investor.texas’ over a period of approximately two months.  In reviewing the various posts, the Board determined that they were inappropriate.  Mr. Jensen acknowledged making these postings. The Company acted swiftly, as it took approximately two weeks from the time of the Audit Committee’s notification to the time of Mr. Jensen’s suspension which was followed by his resignation on October 14, 2011.

The investigation also determined that Mr. Jensen’s activities were the actions of a single individual, and found no evidence that any other Company executives or employees were either involved in the matter or aware of Mr. Jensen’s activities. As previously reported, the Company believes that Mr. Jensen’s actions do not impact or have an effect on the historical financial results or audited financial statements of the Company.

The Company has also voluntarily reported this information to the Securities and Exchange Commission and will fully cooperate with any investigation of this matter.

The Company believes that this is the unfortunate lapse of judgment of a single individual and that Mr. Jensen’s actions were in direct conflict with the culture and expectations the Company has regarding the behavior of all of its employees. The Company acted swiftly, and in the best interest of all of USA Technologies’ stakeholders – including its customers, shareholders and employees.  If the Company takes any solace, it is in the propriety and effectiveness of its internal controls, which identified, investigated and acted upon the allegations swiftly and decisively.

Stephen P. Herbert, Interim Chairman and Chief Executive Officer, added, “While the reasons for Mr. Jensen’s resignation are disappointing, we believe that his actions have in no way influenced USA Technologies’ business operations. We continue to execute well on the growth opportunity in the small-ticket cashless payment and machine-to-machine telemetry sectors.  Our employees continue to remain focused on serving customers, expanding our customer base, and enhancing shareholder value.”

The Board of Directors believes that USA Technologies is privileged to have a talented and experienced management team, and would like to thank Steve for accepting the interim Chief Executive Officer and Chairman positions, as well as thank all of the dedicated USA Technologies employees for their efforts to sustain the high levels of performance for which we are known.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management, as well as assumptions made by and information currently available to the Company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of the Company to retain key customers from whom a significant portion of its revenues is derived; whether the Company’s customers continue to operate or commence operating ePorts received under the Jumpstart program or otherwise at levels currently anticipated by the Company; the ability of the Company to compete with its competitors to obtain market share; the ability of the Company to obtain widespread commercial acceptance of it products; and whether the Company's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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